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                                 Exhibit No. 11





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                                 Exhibit No. 11

                       Analysts International Corporation

                       Computation of Net Income per Share


                                                       Three Months Ended                   Six Months Ended
(IN THOUSANDS EXCEPT                                       December 31                        December 31
                                                       -------------------                -------------------
PER SHARE AMOUNTS)                                     1995           1994                1995           1994
                                                       ----           ----                ----           ----

Primary:
Weighted average number of common
shares outstanding                                     7,274          7,174               7,269          7,147

Dilutive stock options after application
of treasury stock method                                 118             84                 117             78
                                                         ---            ---                 ---            ---

Weighted average number of common and
common equivalent shares outstanding                   7,392          7,258               7,386          7,225
                                                       -----          -----               -----          -----
                                                       -----          -----               -----          -----


Net income                                           $ 2,882        $ 2,608             $ 5,691        $ 5,040
                                                      ------         ------              ------         ------
                                                      ------         ------              ------         ------

Per share amount                                     $   .39        $   .36             $   .77        $   .70
                                                      ------         ------              ------         ------
                                                      ------         ------              ------         ------

Fully diluted:

Weighted average number of common
shares outstanding                                     7,274          7,174               7,269          7,147

Dilutive stock options based on the treasury
stock method using the end of the period market
price, if higher than average market price               118             97                 126             97
                                                         ---            ---                 ---            ---

Weighted average number of common and
common equivalent shares outstanding                   7,392          7,271               7,395          7,244
                                                       -----          -----               -----          -----
                                                       -----          -----               -----          -----

Net income                                           $ 2,882        $ 2,608             $ 5,691        $ 5,040
                                                      ------         ------              ------         ------
                                                      ------         ------              ------         ------

Per share amount                                     $   .39        $   .36             $   .77        $   .70
                                                      ------         ------              ------         ------
                                                      ------         ------              ------         ------
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